UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2014

GROUPON, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35335 (Commission File Number)	27-0903295 (I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 400 Chicago, Illinois (Address of principal executive offices)	60654 (Zip Code)

312-334-1579
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.
On August 5, 2014, the Company issued a press release announcing its financial results for its fiscal quarter ended June 30, 2014. A copy of the press release is attached hereto as Exhibit 99.1.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On August 1, 2014, Groupon, Inc. (the "Company") entered into a credit agreement (the "Credit Agreement") with JPMorgan Chase Bank, N.A., as Administrative Agent. The Credit Agreement provides for a $250 million senior secured revolving line of credit for a term of three years. The proceeds of borrowings under the Credit Agreement may be used for general corporate purposes. No amounts have been drawn under the Credit Agreement as of the date of this filing.
Borrowings under the Credit Agreement will bear interest at a rate equal to, at the Company's option, either: a) an adjusted LIBO rate; or b) a customary base rate; in each case with an applicable spread to be determined based on the Company's leverage ratio at the end of the most recent fiscal quarter. The applicable spread for borrowings under the Credit Agreement will range from 1.25% to 2.00% with respect to adjusted LIBO rate borrowings and 0.25% to 1.00% with respect to customary base rate borrowings. Additionally, the Company will pay a commitment fee ranging from 0.20% to 0.35% on the daily amount of the unused commitments under the Credit Agreement payable in arrears at the end of each fiscal quarter.
The Credit Agreement requires the Company to maintain a leverage ratio of not more than 2.5:1.0, a fixed charge coverage ratio of not less than 2.0:1.0, unrestricted cash of $400 million and a minimum liquidity balance (including any undrawn amounts under the credit facility) of at least 70% of the Company's accrued merchant and supplier payables balance. In addition, the Credit Agreement contains customary representations and warranties, affirmative and restrictive covenants, and events of default.  The restrictive covenants include customary restrictions on the Company's ability to incur additional indebtedness; enter into sale or leaseback transactions; make investments, loans or advances; grant or incur liens on assets; sell assets; engage in mergers, consolidations, liquidations or dissolutions; engage in transactions with affiliates; and make dividend payments.
The foregoing description of the Credit Agreement is a summary only, and is qualified in its entirety by the full text of the Credit Agreement, which is attached hereto as an exhibit and incorporated herein by reference.
Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Kal Raman as CEO, APAC Region
On August 5, 2014, the Company announced that Kalyanaraman Srinivasan (Kal Raman), currently its Chief Operating Officer, has been appointed to the position of Chief Executive Officer, APAC Region, effective immediately. In his new role, Mr. Raman will continue to report to the Company’s Chief Executive Officer.
In connection with this position change, the Company also entered into an amended employment agreement with Mr. Raman on August 5, 2014 (the "Amendment"). The Amendment specifies that his title is "Chief Executive Officer, APAC Region." Mr. Raman's annual base salary and target bonus remain unchanged, but his bonus performance objectives and structure for the remainder of 2014 will be determined within 30 days of his appointment. If Mr. Raman is terminated without cause or if he leaves for good reason, the Amendment provides that he will be entitled to receive his salary (at the level before the change constituting good reason), his benefits, and he will continue to vest in his RSU awards, in each case until the earlier of the effective date of his new employment or six (6) months following his termination. In addition, if he is terminated without cause before March 31, 2015, the Company must provide him with at least 90 days’ notice. All other terms of his employment agreement remain the same.

Executive Bonuses
In the Company's 2014 Proxy Statement, the Company disclosed that the Compensation Committee of the Board of Directors of Groupon, Inc. (the "Compensation Committee") established target discretionary and performance-based bonuses for its Named Executive Officers, and that the Committee intended to grant 50% of each Named Executive Officer's target bonus as a performance based bonus and use its discretion with respect to the remaining 50% of the bonus amount. On July 30, 2014, the Company paid discretionary cash bonuses to certain members of senior management, including Jason E. Child, the Company's Chief Financial Officer, in the amount of $251,750 and Kal Raman, in the amount of $300,000. These amounts represented 50% of each Named Executive Officer's target and were not tied to any specific metric. The Compensation Committee intends to determine following the end of this fiscal year whether to pay any additional amounts for the performance-based portion of the award.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of August 1, 2014 among JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto
10.2*	Amended and Restated Offer Letter between Groupon, Inc. and Kal Raman
99.1**	Earnings Press Release dated August 5, 2014

*Management contract or compensatory plan or arrangement.

**The information in Exhibit 99.1 is being furnished and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.

Dated: August 5, 2014	By:	/s/ Jason E. Child
	Name:	Jason E. Child
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement, dated as of August 1, 2014 among JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto
10.2*	Amended and Restated Offer Letter between Groupon, Inc. and Kal Raman
99.1**	Earnings Press Release dated August 5, 2014

*Management contract or compensatory plan or arrangement.

**The information in Exhibit 99.1 is being furnished and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.